Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46320 and 333-9875), of our report dated February 15, 2002 with respect to the financial statements of Path 1 Network Technologies, Inc. for the year ended December 31, 2001 included in the Annual Report on Form 10-K for the year ended December 31, 2002.

                                         ERNST & YOUNG LLP

San Diego, California
March 27, 2003